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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated December 27, 1999 of our audit of the Consolidated Financial Statements of SatCon Technology Corporation and its subsidiaries as of September 30, 1999 and for the year then ended, which report is included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No.'s 333-75934, 33-4280, 333-08047 and 333-75339) and
Form S-3 (File No.'s 333-05939, 333-37921 and 333-87157).


                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
December 27, 1999